UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

As previously reported, on September 18, 2015 (the “Petition Date’), HII Technologies, Inc. (the “Company”) and each of its wholly-owned subsidiaries, Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) for reorganization under Chapter 11 of Title 111 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas Victoria Division (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The Chapter 11 Cases are being jointly administered by the Court under In re HII Technologies, et al. (Case No. 15-60070).

As previously disclosed in a Current Report on Form 8-K filed on August 15, 2014, the Company is a party to a Credit Agreement dated August 12, 2014, as amended by that First Amendment disclosed in a Current Report on Form 8-K filed on September 15, 2014 and further amended by that certain Second Amendment disclosed in our Annual Report on Form 10-K filed on April 16, 2014 and further amended by that certain Third Amendment disclosed in a Current Report on Form 8-K filed on May 20, 2015 and further amended by that certain Fourth Modification disclosed in a Current Report on Form 8-K filed on  August 12, 2015 and further amended  by that certain Fifth Modification disclosed in  a Current Report filed on August 27, 2015 (the “Prepetition Credit Agreement”) among the Debtors, as borrower, the lenders party thereto (the “Prepetition Lenders”) and Heartland Bank, as administrative agent (the “Agent”) for a 3-year $12 million term loan.   As of the date of filing of the Bankruptcy Petitions, the Debtors owed Prepetition Lenders (a) $10,292,897.22 under the Prepetition Credit Agreement and (ii) $890,680.71 under that certain Account Purchase Agreement dated August 11, 2014 among the Debtors, Agent and the other lenders thereto (the “Prepetition A/R Agreement”).  The amounts owed under Prepetition Credit Agreement and the Prepetition A/R Agreement are collectively referred to as the “Prepetition Secured Claims”).

On October 14, 2015, the Court entered a final order (the “Final Order”) authorizing the Debtors to enter into a post-petition loan and security facility (the “DIP Facility”) with Heartland Bank and McClarty Capital Partners, the sole Prepetition Lenders prior to the Fourth Modification referred to above (the “DIP Lenders” and Heartland Bank serving as the “DIP Agent”).   The DIP Facility provides for a credit facility totaling approximately $12 million, comprised of (i) an amount of up to $500,000 in respect of new money funding (the “New Money Loan”); (ii) a dollar-for-dollar roll-up of the Prepetition Secured Obligations as Cash Collateral is used by the Debtors and (iii) the Roll-up Loan in the amount of $11.5 million.   The Roll-Up Loan will satisfy the Prepetition Secured Obligations.

There was a transaction fee of 2.5% on the new Money Loan, which is payable on the earlier of (i) a closing on the sale of substantially all of the Debtors’ assets (a “Sale”) and (ii) the effective date of a chapter 11 plan.

The DIP Facility provides that all obligations thereunder constitute, subject to the “Carve-Out” (as defined below and in the Final Order), super administrative expenses in the Chapter 11 Cases, with super administrative priority over any and all expenses of any kind or nature whatsoever specified in Sections 503(b) and 507(b) of the Bankruptcy Code and is secured by liens on and security interests in the Debtors’ Collateral (described in the Final Order) in accordance with section 364(c)(2), (3) and (d) of the Bankruptcy Code.

The New Money Loan is a delayed-draw term loan and shall not be a revolving credit facility.  The commitment under the DIP Facility (the “DIP Loan”) will be made in 2 tranches (i) the amount of $100,000 as approved by the Court, which was funded in the day of the prior interim order (but not funded to the Debtors) and (ii) the Roll-Up Loan plus any remaining undrawn amounts under the New Money Loan occurring on the date of the Final Order. The scheduled “Maturity Date” under the DIP Facility is the earlier of (i) six (6) months following the Petition Date, (ii) the effective date of a chapter 11 plan (a “Plan”) in the Chapter 11 cases which is confirmed by an order of the Bankruptcy Court, (iii) the date of consummation of the Sale, and (iv) the termination of the DIP Facility by the DIP Agent or the DIP Lenders upon an Event of Default. Upon Maturity, the DIP Loan and all other DIP obligations shall be repaid in full.

Subject only to the certain administrative claim carve-outs and certain creditor carve-outs (each as described in the Final Order, collectively the “Carve-Out”), the DIP Facility shall at all times be senior to and of higher priority than expenses, liens and claims specified in any other section of the Bankruptcy Code.  Amounts borrowed under the DIP Facility shall be used by Debtors solely for working capital and administrative expenses incurred in the Chapter 11 Cases in accordance with the budgets provided by the Debtors through the Maturity Date.

Borrowings under the DIP Facility bear interest at a rate of 13.75% and shall be paid monthly in arrears. The default rate is 2.00% payable on demand. The DIP Lenders were granted under section 364(c)(1), (2), (3) and (d) of the Bankruptcy Code, valid and perfected liens on and security interests in, subject only to the Carve Out, all of the Collateral that was secured by the Prepetition Liens (the “Roll-Up Loan Liens”  and together with the Prepetition Obligation Liens, the “DIP Liens”).

The New Money Loan will be funded on a weekly basis in accordance with the budget and a funding request, so long as no event of default has occurred.

The DIP Facility provides for a prohibition against additional debt while any monies are outstanding under the DIP Facility. The Final Order also contains customary events of default, the occurrence of which could result in the acceleration of the Company’s obligation to repay the outstanding indebtedness under the DIP Facility, including all events of default under the Prepetition Credit Agreement, modified as necessary to reflect the DIP Facility as well as certain other items specific to the Debtors actions during the bankruptcy such as failure to meet certain milestones, failure to comply with the budget and reporting requirements or incurrence of additional indebtedness.

The foregoing description of the DIP Facility is not complete and is qualified in its entirety by reference to the full text of the Final Order, a copy of which is filed on Company’s Case Administration Website (http://cases.gcginc.com/hii/index.php) under the section “Key Documents” and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On November 20, 2015, the Debtors filed their monthly operating report for the period of October 1, 2015 through October 31, 2015 (the “Monthly Operating Report”) with the Court.  The Monthly Operating Report can be viewed at the Company’s Case Administration Website (http://cases.gcginc.com/hii/index.php) under the section “Other Documents”) and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee. The Company is not required to publicly update the Monthly Operating Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Monthly Operating Report is based are erroneous. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES, INC.

(Registrant)

Date:  December 8, 2015

By:

/s/ Loretta R. Cross

Loretta R. Cross. Chief Restructuring Officer